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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) May 8, 2001
                                                --------------------------------


                             The Liberty Corporation
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               (Exact name of Registrant as Specified in Charter)


       South Carolina               1-5846                        57-0507055
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(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                             29615
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code          (864) 609-8256
                                                  ------------------------------

                                      n/a
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         (Former Name or Former Address, if Changed Since Last Report)



ITEM 9. REGULATION FD DISCLOSURE.

[LIBERTY CORPORATION LETTERHEAD]

For Further Information:  Howard Schrott (864) 609-8390

                            THE LIBERTY CORP. REPORTS
                              FIRST QUARTER RESULTS

GREENVILLE, S.C., May 8, 2001-- The Liberty Corp. (NYSE: LC) today reported financial results for first quarter ended March 31, 2001. Liberty's sole operating subsidiary, Cosmos Broadcasting, currently operates 15 network-affiliated television stations.

         For the quarter ended March 31, 2001, net revenue increased 14 percent to $42.2 million compared with $37.0 million for the prior year. On a pro forma basis, total revenue for time sales (excluding political) decreased three percent in the quarter. Total revenue decreased six percent on a pro forma basis, primarily as a result of the absence of political spending in 2001, versus the prior year, which was affected by spending related to the presidential primaries. Pro forma results assume the company operated all stations owned at the end of the quarter for all periods shown.

         Broadcast cash flow increased five percent to $14.4 million compared with $13.8 million for the prior year. Pro forma broadcast cash flow decreased 15 percent in the quarter. Broadcast cash flow is defined as operating income plus depreciation and amortization, non-cash compensation, corporate cash expenses, and non-recurring expenses.

Broadcast cash flow is a measurement used by both management and the analyst community to evaluate the operating performance of media properties.

         "Although the recent economic slow down has impacted all advertising supported businesses, we believe our stations have outperformed our peers and the industry" commented Hayne Hipp, Chief Executive Officer of Liberty. "We find that television stations, such as ours, which are market leaders in providing quality local content are in the best position to weather these cycles. In addition, we continue to believe our operating expertise, in combination with our debt-free balance sheet, will allow us to take advantage of cycle-related opportunities as they arise."

                                     -MORE-

         A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AK); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX). In addition, Liberty owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten Productions, a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.

         Liberty has operational partnerships and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies; MyWeather, developer of innovative technologies to provide personalized weather on the web, and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.

         The live broadcast of The Liberty Corporation's first quarter conference call will begin today at 2:00 p.m. Eastern Time. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through June 8, 2001. A link to these events can be found at the Company's website: www.LibertyCorp.com.

Forward-Looking Statements

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward looking information, forward looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments, or otherwise.

                                     -MORE-

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                             THE LIBERTY CORPORATION
                          Income Statement Information

                                                                Three Months Ended
                                                                     March 31,
                                                          --------------------------------
(In 000's, except per share data)                             2001              2000
                                                          -------------    ---------------
                                                                     Unaudited
REVENUES
  Station revenues (net of commissions)                   $    39,510      $     33,996
  Cable advertising and other revenues                          2,655             2,963
                                                          -------------    ---------------
   Net revenues                                                42,165            36,959
                                                          -------------    ---------------

                        EXPENSES
Operating expenses                                             25,775            21,867
Amortization of program rights                                  1,960             1,522
Depreciation and amortization of intangibles                    7,852             4,659
Corporate, general, and administrative expenses                 2,882             2,687
                                                          -------------    ---------------
   Total operating expenses                                    38,469            30,735

Operating income                                                3,696             6,224

Net investment income                                           3,228            10,732
Interest expense                                                   --             3,495
                                                          -------------    ---------------
Income from continuing operations before income taxes           6,924            13,461
Provision for income taxes                                      2,631             5,574
                                                          -------------    ---------------
Income from continuing operations                               4,293             7,887
Income from discontinued operations (net of taxes)                 --             7,510
                                                          -------------    ---------------
    NET INCOME                                            $     4,293      $     15,397
                                                          =============    ===============

DILUTED EARNINGS PER SHARE:
Diluted earnings per common share from continuing
   operations                                                   $0.22             $0.40
Diluted earnings per common share from discontinued
   operations                                                     --               0.38
                                                          -------------    ---------------
Diluted earnings per common share                               $0.22             $0.78
                                                          =============    ===============

Weighted average common dilutive shares                        19,627            19,771
Actual common and common equivalent shares outstanding
   at end of period                                            19,740            19,787

RECONCILIATION OF OPERATING INCOME TO ADJUSTED BROADCAST CASH FLOW

Operating income per income statement                     $     3,696      $      6,224
One time charges (1)                                               --               204
                                                          -------------    ---------------
               Adjusted operating income                        3,696             6,428
Add:
  Depreciation and amortization                                 7,852             4,659
  Non-cash compensation                                            76               319
                                                          -------------    ---------------
                  Operating cash flow                     $    11,624            11,406
  Corporate cash expenses                                       2,805             2,370
                                                          -------------    ---------------
                  Broadcast cash flow                     $    14,429      $     13,776
                                                          =============    ===============

(1) Adjusted to exclude charges in 2000 related to the phase-out and winding up of the Company's direct mail operations


                                      -END-

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

                                        May 8, 2001